UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2026

The Jones Financial Companies, L.L.L.P.

(Exact Name of Registrant as Specified in Its Charter)

Missouri (State or Other Jurisdiction of Incorporation)	0-16633 (Commission File Number)	43-1450818 (IRS Employer Identification No.)

12555 Manchester Road, Des Peres, Missouri (Address of Principal Executive Offices)	63131 (Zip Code)

(314) 515-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 9, 2026, The Jones Financial Companies, L.L.L.P. (the “Partnership”), the parent company of Edward D. Jones & Co., L.P. (a Missouri limited partnership) and Edward Jones (an Ontario limited partnership), announced that the Partnership currently anticipates it will undertake a registered offering beginning in calendar year 2026 of up to $100 million in limited partnership profits interests (the "2026 Profits Interest Offering"), in accordance with, and subject to the terms and conditions of, the Partnership’s Twenty-Third Amended and Restated Agreement of Registered Limited Liability Limited Partnership. The Partnership presently intends to register the limited partnership profits interests to be issued in the 2026 Profits Interest Offering pursuant to a Registration Statement on Form S-8 to be filed with the U.S. Securities and Exchange Commission.

The Partnership currently expects the 2026 Profits Interest Offering would generally be limited to current employees of the Partnership and its subsidiaries based on various objective and subjective criteria. Members of the Partnership's Enterprise Leadership Team will not be permitted to participate in the 2026 Profits Interest Offering.

The specific terms and completion of the 2026 Profits Interest Offering are subject to various factors, including the Partnership’s assessment of general economic conditions and the Partnership’s overall performance. There can be no assurance that the 2026 Profits Interest Offering will be completed.

Cautionary Statement

Item 8.01 of this Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The offering of limited partnership profits interests will only be made pursuant to an applicable prospectus or other offering memorandum that the Partnership will distribute to eligible offerees. The offers of limited partnership profits interests will not be made to any individual in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the limited partnership profits interest offers to be made by a licensed broker or dealer, the limited partnership profits interest offers will be deemed to be made on behalf of the Partnership by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of U.S. securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “may," “intend,” “estimate,” “will,” “should,” "plan," and other expressions which predict or indicate future events and trends, and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Partnership. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Partnership to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause differences between forward-looking statements and actual events include, but are not limited to, the following: (1) general economic conditions, including inflation, an economic downturn, a recession or volatility in the U.S. and/or global securities markets, actions of the U.S. Federal Reserve and/or central banks outside of the United States and economic effects of international geopolitical conflicts, tariffs and other trade restrictions, the U.S. federal debt ceiling, widespread health epidemics or pandemics or other major world events; (2) actions of competitors; (3) the Partnership's ability to attract and retain qualified financial advisors and other employees; (4) changes in interest rates; (5) regulatory actions; (6) changes in legislation or regulation, including changes in tax laws; (7) litigation; (8) the ability of clients, other broker-dealers, banks, depositories and clearing organizations to fulfill contractual obligations; (9) changes in technology and other technology-related risks; (10) a fluctuation or decline in the fair value of securities; and (11) the risks discussed under Part I, Item 1A – Risk Factors in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2024. These forward-looking statements were based on information, plans, and estimates as of the date of this report, and the Partnership does not undertake to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

101	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE JONES FINANCIAL COMPANIES, L.L.L.P.
Date: February 9, 2026	By: /s/ Andrew T. Miedler
Name: Andrew T. Miedler
Title: Chief Financial Officer